UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 19, 2007 (November 14, 2007)
Date of report (Date of earliest event reported)

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, 3rd Floor, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors

On November 14, 2007, Bobby W. Page, our Vice President, Chief Financial Officer, and Secretary, age 65, notified us that he intends to retire from his position with United Fuel & Energy effective December 14, 2007 to establish a part-time consulting practice. Valerie Newsom, our Controller, will become Interim Chief Financial Officer, while a search is underway to locate a permanent replacement for Mr. Page. Ms. Newsom, age 51, has served as our Controller since October 2006. Prior to joining us, Ms. Newsom served as the financial reporting manager of Cap Rock Energy Corporation, a publicly-traded public utility company with operations in west and central Texas.

The text of our press release announcing Mr. Page’s retirement is set forth as Exhibit 99.1 to this Report and is incorporated by reference to this Item.

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
Exhibit 99.1	Press Release dated November 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: November 19, 2007	By:	/s/ Charles McArthur
Charles McArthur
President and Chief Executive Officer